AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1996

                                                     REGISTRATION NO. 333-06181


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                       MAINSTREET BANKGROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

          VIRGINIA                      6711                    54-1046817
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
   of incorporation)          Classification Code Number)  Identification No.)

                             200 EAST CHURCH STREET
                          MARTINSVILLE, VIRGINIA 24112
                                 (540) 666-6724

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,  INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE  OFFICES)

                               REBECCA J. JENKINS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             200 EAST CHURCH STREET
                          MARTINSVILLE, VIRGINIA 24112
                                 (540) 666-3272

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         -----------------------------

                               Copies to:

    LATHAN M. EWERS, JR.                       TALFOURD H. KEMPER
      HUNTON & WILLIAMS                    WOODS, ROGERS & HAZELGROVE, PLC
    951 EAST BYRD STREET                10 SOUTH JEFFERSON STREET, SUITE 1400
  RICHMOND, VIRGINIA 23219                    ROANOKE, VIRGINIA  24011

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company, check the following box. [ ]



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)       Exhibits



               5        Opinion of Hunton & Williams with respect to legality


                                      II-1



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on June 17, 1996.

                             MAINSTREET BANKGROUP INCORPORATED

                                (Registrant)

                             By: /s/ Michael R. Brenan

                                  Michael R. Brenan, President, Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 1996. Each of the directors and/or officers of MainStreet BankGroup Incorporated whose signature appears below hereby appoints Michael R. Brenan, James E. Adams, Rebecca J. Jenkins and Lathan M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable MainStreet BankGroup Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         SIGNATURE                            TITLE

/s/ Michael R. Brenan               President, Chairman of the Board
Michael R. Brenan                   and Chief Executive Officer
                                    (Principal Executive Officer)

/s/ James E. Adams                  Senior Vice President, Chief Financial
James E. Adams                      Officer and Treasurer (Principal
                                    Financial and Accounting Officer)

/s/ W. Christopher Beeler, Jr.      Director
W. Christopher Beeler,Jr.

                                      II-2




_________________________           Director
Thomas B. Bishop

/s/ William L. Cooper               Director
William L. Cooper, III

/s/ Billy P. Craft                  Director
Billy P. Craft

/s/ I. Patricia Henry               Director
I. Patricia Henry

/s/ Larry E. Hutchens               Director
Larry E. Hutchens

/s/ William O. McCabe, Jr., MD      Director
William O. McCabe, Jr., MD

/s/ Albert L. Prillaman             Director
Albert L. Prillaman

/s/ Richard M. Simmons, Jr.         Director
Richard M. Simmons, Jr.

__________________________          Director
Thomas B. Stanley, Jr.

                                      II-3